Exhibit 23
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the incorporation by reference in the Registration Statement on Form S-3 (Nos. 333-04947, 333-25717, 333-46357, 333-51588, 333-62599, 333-122221, 333-125040, 333-128862 and 333-138102) and Form S-8 (File Nos. 333-32579, 333-66041, 333-69869, 333-102662, 333-126228 and 333-126230) of FelCor Lodging Trust Incorporated of our report dated February 29, 2008 relating to the financial statements, financial statement schedules and the effectiveness of internal control over financial reporting, which appears in this Form 10-K.
/s/ PricewaterhouseCoopers LLP
Dallas, Texas
February 29, 2008